Exhibit 99.1

Contacts:

Akesis Pharmaceuticals, Inc.

Carl LeBel, Ph.D., President & CEO

clebel@akesis.com

(858) 454-4311

Lippert/Heilshorn & Associates

Don Markley (dmarkley@lhai.com)

(310) 691-7100

Akesis Pharmaceuticals Appoints Carl LeBel as CEO and Jay Lichter as Executive Chairman

Company to Present at Rodman & Renshaw Healthcare Conference on November 12

SAN DIEGO (November 5, 2008) – Akesis Pharmaceuticals, Inc. (OTC/BB: AKES) today announced that current president and chief operating officer, Carl LeBel, Ph.D., has been appointed to the role of president and chief executive officer. Dr. LeBel has served as president and chief operating officer since June 2008 and has been on the Akesis’ board of directors since December 2007. The company stated that current chairman and chief executive officer, Jay Lichter, Ph.D., will now assume the position of executive chairman of the board of directors.

“Since joining Akesis, Carl’s leadership has been instrumental in expanding and advancing our AKP-020 diabetes program, and he has established key scientific, medical and regulatory advisor relationships for the organization,” said Dr. Lichter. “With his extensive product development experience in diabetes, obesity, and osteoporosis, he is the ideal leader to take the helm and further position Akesis for success as a specialty pharmaceutical company focused on metabolic diseases.”

Dr. LeBel commented, “It is an honor to take the reins of this emerging metabolic disease company and I’m excited to have the opportunity to continue the advancement of the AKP-020 program.”

Dr. LeBel will present an update on the Company’s AKP-020 program and corporate strategy at the Rodman & Renshaw 10th Annual Healthcare Conference on Wednesday, November 12, 2008, at 10:45 a.m. Eastern time at The Palace Hotel in New York City.

Stockholders and investors can access a live audio webcast and slide presentation on the Akesis Pharmaceuticals website at www.akesis.com. An archived presentation will be available on the website for 30 days.

About Akesis Pharmaceuticals

Akesis Pharmaceuticals has a pipeline of innovative oral product candidates for the treatment of diabetes and related metabolic disorders. These product candidates are supported by issued and filed U.S. patents for both prescription and over-the-counter treatments that combine anti-diabetic trace minerals with certain classes of diabetes oral agents. Akesis’ product candidates have demonstrated preliminary evidence of efficacy in lowering and controlling blood glucose levels in patients with Type 2 diabetes. Blood sugar control via oral drugs represents a market opportunity in the billions of dollars, as reports indicate that approximately 20 million people suffer from diabetes in the United States alone. More information can be found at www.akesis.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “will”, “expects”, “should”, “believes”, “anticipates” or words or phrases of similar meaning. Examples of such statements include statements relating to the advancement of AKP-020 [and the expansion of our metabolic disease pipeline]. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in Akesis’ filings with the Securities and Exchange Commission, including Akesis’ most recent annual report on Form 10-KSB and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release, and Akesis does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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